Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"ATW CLASSIC EQUITY LLC", A DELAWARE LIMITED LIABILITY COMPANY,

WITH AND INTO "ECD AUTOMOTIVE DESIGN, INC." UNDER THE NAME OF "ECD AUTOMOTIVE DESIGN, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWELFTH DAY OF MARCH, A.D. 2026, AT 8:15 O`CLOCK A.M.


SECRETARY'S OFFICE
1793 DELAWARE 1893

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

5347024 8100M
SR# 20261150791

Authentication: 203327116
Date: 03-12-26

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ATW CLASSIC EQUITY LLC
INTO
ECD AUTOMOTIVE DESIGN, INC.

Pursuant to Title 6, Section 18-209(i) of the Delaware Limited Liability Company Act (the "**Act**"), the undersigned limited liability company executed the following Certificate of Ownership and Merger:

ATW Classic Equity LLC, a limited liability company organized pursuant to the provisions of the Delaware Limited Liability Company Act

DOES HEREBY CERTIFY:

FIRST: The limited liability company (the "**Company**") was organized pursuant to the provisions of the Delaware Limited Liability Company Act, on the 24th day of February, 2026.

SECOND: The Company owns at least 90% of the outstanding shares of each class of the capital stock of ECD Automotive Design, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware ("**ECD**"), on the 3rd day of March, 2021.

THIRD: The manager of the Company, by the resolutions attached hereto as Exhibit A, which were adopted on March 11, 2026, determined to merge the Company with and into ECD as described in such resolutions.

FOURTH: This Certificate of Ownership and Merger was authorized in accordance with the Company's limited liability company agreement and the Act.

FIFTH: The Certificate of Incorporation of ECD, as amended, shall be the Certificate of Incorporation of the surviving corporation.

SIXTH: The effective date of the merger shall be the date this Certificate of Ownership and Merger is filed with the Secretary of State of Delaware.

IN WITNESS WHEREOF, said limited liability company has caused this Certificate of Ownership and Merger to be signed by an authorized person, this 12th day of March 2026.

By: ______________________________
Name: Antonio Ruiz-Gimenez, Jr., Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:15 AM 03/12/2026
FILED 08:15 AM 03/12/2026
SR 20261150791 - File Number 5347024

EXHIBIT A

Resolutions of ATW Classic Equity LLC

WHEREAS, the Manager deems it to be advisable and in the best interests of the Company to merge with and into ECD Automotive Design, Inc. (f/k/a EF Hutton Acquisition Corporation I), a Delaware corporation ("**ECD**"), with ECD being the survivor, in accordance with Section 18-209(i) of the Act (the "**Merger**");

WHEREAS, the Company owns at least ninety percent (90%) of the outstanding shares of each class of the stock of ECD, of which class there are outstanding shares that, absent Section 267(a) of the General Corporation Law of the State of Delaware (the "**DGCL**"), would be entitled to vote on the Merger;

WHEREAS, the Manager has determined that it is advisable and in the best interest of the Company to execute and deliver the Certificate of Ownership and Merger (the "**Certificate of Ownership and Merger**"), substantially in the form attached hereto as Exhibit A, and all other documents, notes, agreements, certificates and other instruments necessary or appropriate in connection therewith on the terms and subject to the conditions set forth therein (collectively, the "**Merger Documents**"); and

WHEREAS, drafts of the Merger Documents in substantially final form have been presented to the Manager;

NOW THEREFORE, IT IS:

The Merger

RESOLVED, that the Merger and the transactions contemplated thereby, be, and they hereby are, adopted and approved; that the effective time of the Merger (the "**Effective Time**") shall be upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware;

RESOLVED, that at the Effective Time, the Company shall be merged with and into ECD, whereupon the separate existence of the Company shall cease, and ECD shall be the surviving entity of the Merger (the "**Surviving Corporation**") in accordance with Section 264 of the DGCL and Section 18-209 of the Act;

Conversion of Shares

RESOLVED, that each share of common stock, par value $0.0001, of ECD (the "**Common Shares**" and each a "**Common Share**") issued and outstanding immediately prior to the Effective Time (other than (i) the Common Shares owned by the Company and (ii) the Common Shares owned by ECD as treasury stock (each such Common Share referred to in clauses (i) and (ii) above, an "Excluded Common Share" and, collectively, the "**Excluded Common Shares**")) shall be converted into the right to receive cash without interest thereon,

with each share of Common Stock receiving $0.0176 in cash (without interest thereon) (the "**Common Share Merger Consideration**");

RESOLVED, that at the Effective Time, all of the Common Shares (other than the Excluded Common Shares) then issued and outstanding shall cease to be outstanding, shall be cancelled and shall cease to exist, and (i) each certificate (a "**Certificate**") formerly representing any of the Common Shares (other than the Excluded Shares) and (ii) each book-entry account formerly representing any uncertificated Common Shares ("**Uncertificated Common Shares**") (other than the Excluded Shares) shall thereafter represent only the right to receive the Common Share Merger Consideration, and the holders thereof shall cease to have any rights with respect to such Common Shares other than the right to receive the Common Merger Consideration upon surrender thereof;

RESOVLED, that each Excluded Common Share issued and outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company or ECD, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist;

RESOLVED, that each Series C Preferred Share issued and outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company or ECD, cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist;

RESOLVED, that all membership interests of the Company issued and outstanding immediately prior to the Effective Time shall be converted into two hundred seven million eight thousand five hundred forty-seven (207,008,547) shares of common stock, par value $0.0001, and fifteen thousand two hundred twenty-three (15,223) shares of Series C Preferred Shares of the Surviving Corporation, pursuant to this plan of reorganization of ECD;

<u>**Appraisal Rights**</u>

RESOVLED, that any issued and outstanding shares of capital stock of ECD held by a person (a "**Dissenting Stockholder**") who shall not have voted or consented in writing to adopt the Merger and who, upon receipt of the merger notice, properly demands appraisal for such shares in accordance with Section 262 of the DGCL ("**Dissenting Shares**") shall be deemed not to have been converted into the right to receive the Common Share Merger Consideration, but shall deemed to have been converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal;

RESOLVED, that if, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Stockholder's shares of capital stock of ECD shall no longer be considered Dissenting Shares and such holder's shares of capital stock of ECD shall thereupon be deemed to have been converted into the right to receive the Common Share Merger Consideration, at the Effective Time;

The Merger Documents

RESOLVED, that the form, terms and provisions of the Certificate of Ownership and Merger and the Merger Documents, and the transactions contemplated therein, including the Merger, are hereby adopted and approved in all respects;

RESOLVED, that the Manager of the Company and Antonio Ruiz-Gimenez, Jr., as an authorized person under the Act, hereby are authorized and directed, in the name and on behalf of the Company, to execute, deliver and perform the Merger Documents to which the Company is a party and any and all amendments, supplements, modifications, extensions, restatements, renewals, replacements and any additional agreements, documents and instruments relating to the foregoing, with changes and additions thereto or deletions therefrom as they shall, in its sole discretion, determine to be necessary or desirable and in the best interest of the Company;

RESOLVED, that the Manager and Antonio Ruiz-Gimenez, Jr., as an authorized person under the Act, are authorized and empowered, in the name and on behalf of the Company, to execute, deliver and file or cause to be filed with the Secretary of State of the State of Delaware the Certificate of Ownership and Merger.